UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017 (January 27, 2017)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)                               Effective March 2, 2017, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) appointed Christopher Fenimore as Vice President, Controller.  As previously reported, the Company’s current controller, Douglas S. McCorkle, is retiring; Mr. McCorkle’s retirement will be effective February 10, 2017.  From the effective date of Mr. McCorkle’s retirement until the effective date of Mr. Fenimore’s appointment, the function of the Company’s principal accounting officer will be assumed by Robert E. Landry, Senior Vice President, Finance and Chief Financial Officer.  Mr. Fenimore will become the Company’s principal accounting officer on the effective date of his appointment.  Mr. Fenimore, 46, has served as Vice President, Deputy Controller since January 2017 and previously served as Vice President, Financial Planning from December 2003 to December 2016.

(d)                                                   On January 27, 2017, the board of directors of the Company (the “Board”) elected N. Anthony Coles, M.D. as a Class II director.  Dr. Coles has also been appointed to serve on the Audit Committee of the Board. In accordance with the requirements of the New York Business Corporation Law, Dr. Coles will hold office until the 2017 Annual Shareholder Meeting of the Company, which is expected to be held on June 9, 2017.

The election of Dr. Coles to the Board followed his designation by Sanofi (as defined below) as a replacement designee in accordance with the Amended and Restated Investor Agreement, dated as of January 11, 2014, by and among Sanofi, sanofi-aventis US LLC, Aventis Pharmaceuticals Inc., sanofi-aventis Amerique du Nord (collectively, “Sanofi”), and Regeneron (previously filed as Exhibit 10.1 to Regeneron’s Current Report on Form 8-K filed with the SEC on January 13, 2014).

Dr. Coles will receive compensation from the Company for his service as a director in accordance with the Company’s compensation practices for non-employee directors, including an annual retainer of $55,000 and an annual $10,000 retainer for each committee on which he serves. On the day of his election, Dr. Coles was granted an option to purchase 13,050 shares of the Company’s common stock, $0.001 par value per share, under the Company’s 2014 Long-Term Incentive Plan (the “Plan”), and he will also be eligible for annual awards to non-employee directors under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

By:	/s/ Joseph J. LaRosa
Name:	Joseph J. LaRosa
Title:	Senior Vice President, General Counsel and Secretary

Date: January 31, 2017